UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

(Amendment No. )

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☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

NORTHVIEW ACQUISITION CORPORATION

(Name of Registrant as Specified In Its Charter)

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NORTHVIEW ACQUISITION CORPORATION
207 West 25th St., 9th Floor
New York, NY 10001

NOTICE OF CORPORATE ACTIONS TAKEN BY WRITTEN CONSENT

OF A SUPERMAJORITY OF STOCKHOLDERS WITHOUT SPECIAL MEETING OF THE STOCKHOLDERS

Dear Stockholders:

We are writing to advise you that, on June 27, 2025, the board of directors of NorthView Acquisition Corporation, a Delaware corporation (“NorthView,” the “Company,” the “Corporation,” “we” or “us”), and certain stockholders holding a supermajority of more than 65% of the voting rights of our common stock approved by written consent in lieu of a special meeting the taking of all steps necessary to effect the following actions (collectively, the “Corporate Actions”):

1.	Amend the Company’s Amended and Restated Certificate of Incorporation, dated December 17, 2021, as amended, filed with the Delaware Secretary of State (the “Charter”) to extend the date by which the Company must consummate a business combination or, if it fails to do so, cease its operations and redeem or repurchase 100% of the then outstanding shares of the Company’s common stock issued in the Company’s initial public offering, from June 22, 2025 to August 22, 2025 (the “Extension”). A copy of the amendment, which we refer to as the “Extension Amendment”, is set forth in Annex A.

2.	Ratify certain corporate acts as valid acts of the Company.

The accompanying information statement, which describes the Corporate Actions in more detail, is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder. The consent that we have received constitutes the only stockholder approval required for the Corporate Actions under the Delaware General Corporation Law, our Charter and Bylaws. Accordingly, the Corporate Actions will not be submitted to the other stockholders of the Company for a vote.

The record date for the determination of stockholders entitled to notice of the action by written consent is June 27, 2025. Pursuant to Rule 14c-2 under the Exchange Act, the Corporate Actions will not be implemented until at least twenty (20) calendar days after the mailing of this information statement to our stockholders. This information statement will be mailed on or about July [ ], 2025, to stockholders of record on June 27, 2025. As such, we expect that the ratification of the Corporate Actions will be effective no earlier than August 2, 2025 (the “Effective Date”).

No action is required by you to effectuate this action. The accompanying information statement is furnished only to inform our stockholders of the action described above before it takes effect in accordance with Rule 14c-2 promulgated under the Exchange Act.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THE HOLDERS OF A SUPERMAJORITY OF MORE THAN 65% OF OUR OUTSTANDING SHARES OF COMMON STOCK HAVE VOTED TO AUTHORIZE THE CORPORATE ACTIONS. THE NUMBER OF VOTES RECEIVED IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THIS MATTER.

By order of the Board of Directors,

/s/ [ ]
Fred Knechtel

July [  ], 2025

NORTHVIEW ACQUISITION CORPORATION

INFORMATION STATEMENT REGARDING

CORPORATE ACTIONS TAKEN BY WRITTEN CONSENT OF

OUR BOARD OF DIRECTORS AND HOLDERS OF

A SUPERMAJORITY OF MORE THAN 65% OF OUR VOTING CAPITAL STOCK

IN LIEU OF SPECIAL MEETING

NorthView Acquisition Corporation, a Delaware corporation (the “Company” or “NorthView”), is furnishing this information statement to you to provide a description of actions taken by our Board of Directors and the holders of a supermajority of more than 65% of our outstanding voting capital stock on June 27, 2025, in accordance with the relevant sections of Delaware General Corporation Law of the State of Delaware (the “DGCL”).

This information statement is being mailed on or about July [  ], 2025, to stockholders of record on June 27, 2025 (the “Record Date”). The information statement is being delivered only to inform you of the Corporate Actions described herein before such actions take effect in accordance with Rule 14c-2 promulgated under the Exchange Act on the Effective Date. No action is requested or required on your part.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

PLEASE NOTE THAT THE HOLDERS OF A SUPERMAJORITY OF MORE THAN 65% OF OUR OUTSTANDING SHARES OF COMMON STOCK HAVE VOTED TO AUTHORIZE THE CORPORATE ACTIONS. THE NUMBER OF VOTES RECEIVED IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THESE MATTERS.

GENERAL DESCRIPTION OF CORPORATE ACTIONS

On June 27, 2025, the board of directors of NorthView, and certain stockholders holding a supermajority of more than 65% of the voting rights of our common stock approved by written consent in lieu of a special meeting the taking of all steps necessary to effect the Corporate Actions as described below:

1.	Amend the Company’s Amended and Restated Certificate of Incorporation, dated December 17, 2021, as amended, filed with the Delaware Secretary of State (the “Charter”) to extend the date by which the Company must consummate a business combination or, if it fails to do so, cease its operations and redeem or repurchase 100% of the then outstanding shares of the Company’s common stock issued in the Company’s initial public offering, from June 22, 2025, to August 22, 2025 (the “Extension”). A copy of the amendment, which we refer to as the “Extension Amendment”, is set forth in Annex A.

2.	Ratify certain corporate acts as valid acts of the Company.

VOTING AND VOTE REQUIRED

Pursuant to NorthView’s Bylaws and the DGCL, a vote by the holders of a supermajority of more than 65% of NorthView’s outstanding capital stock is required to effect the actions described herein. Each common stockholder is entitled to one vote for each share of common stock held by such stockholder. As of the Record Date, NorthView had 5,348,311 shares of common issued and outstanding.

The voting power representing not less than 3,476,403 shares of common stock is required to pass Corporate Actions. Pursuant to Section 228 of the DGCL, the following stockholders holding an aggregate of 5,293,750 shares of common stock on the Record Date (the “Supermajority Stockholders”), delivered an executed written consent dated June 27, 2025, authorizing the Corporate Actions.

Name	Common Shares Beneficially Held	% of Issued and Outstanding Common Stock
NorthView Sponsor I, LLC	4,743,750	88.7%
I-Bankers Securities, Inc.	330,000	6.2%
Dawson James Securities, Inc.	220,000	4.1%
TOTAL	5,293,750	99.0%

NO APPRAISAL RIGHTS

Under the DGCL, stockholders are not entitled to appraisal rights with respect to the Corporate Actions, and we will not provide our stockholders with such rights.

REDEMPTION RIGHTS

In connection with the ratification of the corporate actions described herein, stockholders who own shares of our common stock issued in our initial public offering (“public shares”) have certain rights to have their shares redeemed by the Company for cash. For a description of these redemption rights and the procedure for electing redemption, see “Corporate Action No. 1 Extension Amendment — Redemption Rights.”

To exercise your redemption rights, you must demand that the Company redeem your public shares for a pro rata portion of the funds held in the Trust Account (as of the Record Date), and tender your shares to the Company’s transfer agent at least two business days prior to the Effective Date (or July 31, 2025). You may tender your shares by either delivering your share certificate to the transfer agent or by delivering your shares electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) system. If you hold your shares in street name, you will need to instruct your bank, broker or other nominee to withdraw the shares from your account in order to exercise your redemption rights.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except in their capacity as stockholders, none of our officers, directors or any of their respective affiliates has any interest in the Corporate Actions.

CORPORATE ACTION NO. 1

EXTENSION AMENDMENT

On June 27, 2025, the Board and the Supermajority Stockholders approved by written consent in lieu of a special meeting an amendment to extend the date by which the Company must consummate a business combination or, if it fails to do so, cease its operations and redeem or repurchase 100% of the then issued and outstanding shares of the Company’s common stock issued in the Company’s initial public offering, from June 22, 2025, to August 22, 2025 (the “Extension”). A copy of the amendment, which we refer to as the “Extension Amendment”, is set forth in Annex A..

Our Board and the Supermajority Stockholders believe that it is advisable and in the Company’s best interests to authorize and approve the Extension Amendment in order to continue the Company’s purpose of consummating an initial business combination. The stockholders of the Company have previously voted to approve the Business Combination with Profusa, Inc., a California corporation (“Profusa”).

Vote Required

The requirements of Section 242 of the DGCL, and our Charter, provide that amendments to the Charter must first be adopted by the Board and then approved by the Supermajority Stockholders. On June 27, 2025, our Board and the Supermajority Stockholders authorized, adopted and approved by written consent in lieu of a special meeting the Extension Amendment. June 27, 2025, or the Record Date, was the date for determining the stockholders entitled to receive notice of and to vote on the Extension Amendment.

No further action on the part of stockholders is required to authorize or effect the amendments to the Charter.

Redemption Rights

Each public stockholder as of the Record Date may seek to redeem its public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable), divided by the number of then outstanding public shares.

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST SUBMIT A REQUEST IN WRITING THAT WE REDEEM YOUR PUBLIC SHARES FOR CASH TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY AT THE ADDRESS BELOW, AND, AT THE SAME TIME, COMPLY, OR ENSURE YOUR BANK OR BROKER COMPLIES, WITH THE REQUIREMENTS IDENTIFIED ELSEWHERE HEREIN, INCLUDING DELIVERING YOUR SHARES TO THE TRANSFER AGENT PRIOR TO 5:00 P.M. EASTERN TIME ON JULY 31, 2025. THE REDEMPTION RIGHTS INCLUDE THE REQUIREMENT THAT A STOCKHOLDER MUST IDENTIFY ITSELF IN WRITING AS A BENEFICIAL HOLDER AND PROVIDE ITS LEGAL NAME, PHONE NUMBER, AND ADDRESS IN ORDER TO VALIDLY REDEEM ITS PUBLIC SHARES.

In connection with tendering your shares for redemption, prior to 5:00 p.m. Eastern Time on July 31, 2025 (two business days before the Effective Date), you must either physically tender your stock certificates to Continental Stock Transfer & Trust Company, 1 State Street Plaza, 30th Floor, New York, New York 10004, Attn: SPAC Redemption Team, spacredemptions@continentalstock.com, or deliver your shares to the transfer agent electronically using the Depository Trust Company’s (“DTC”) DWAC system, which election would likely be determined based on the manner in which you hold your shares. The requirement for physical or electronic delivery prior to 5:00 p.m. Eastern Time on July 31, 2025 (two business days before the Effective Date) ensures that a redeeming holder’s election is irrevocable as of the Effective Date. In furtherance of such irrevocable election, stockholders making the election will not be able to tender their shares after the Effective Date.

Through the DWAC system, this electronic delivery process can be accomplished by the stockholder, whether or not it is a record holder or its shares are held in “street name,” by contacting the transfer agent or its broker and requesting delivery of its shares through the DWAC system. Delivering shares physically may take significantly longer. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC, and the Company’s transfer agent will need to act together to facilitate this request. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $45 and the broker would determine whether or not to pass this cost on to the redeeming holder. It is the Company’s understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. The Company does not have any control over this process or over the brokers or DTC, and it may take longer than two weeks to obtain a physical stock certificate. Such stockholders will have less time to make their investment decision than those stockholders that deliver their shares through the DWAC system. Stockholders who request physical stock certificates and wish to redeem may be unable to meet the deadline for tendering their shares before exercising their redemption rights and thus will be unable to redeem their shares.

Certificates that have not been tendered in accordance with these procedures prior to 5:00 p.m. Eastern Time on July 31, 2025 (two business days before the Effective Date), will not be redeemed for cash held in the Trust Account on the redemption date. In the event that a public stockholder tenders its shares and decides prior to the Effective Date that it does not want to redeem its shares, the stockholder may withdraw the tender. If you delivered your shares for redemption to our transfer agent and decide prior to the Effective Date not to redeem your public shares, you may request that our transfer agent return the shares (physically or electronically). You may make such request by contacting our transfer agent at the address listed above. The Company anticipates that a public stockholder who tenders shares for redemption in connection with the ratification would receive payment of the redemption price for such shares soon after the Effective Date. The transfer agent will hold the certificates of public stockholders that make the election until such shares are redeemed for cash or returned to such stockholders.

If properly demanded, the Company will redeem each public share for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable), divided by the number of then outstanding public shares. Based upon the amount in to the Trust Account as of the Record Date, the Company anticipates that the per-share price at which public shares will be redeemed will be approximately $12.52. The closing price of the Company’s common stock on June 27, 2025 was $12.11.

If you exercise your redemption rights, you will be exchanging your shares of the Company’s common stock for cash and will no longer own the shares. You will be entitled to receive cash for these shares only if you properly demand redemption and tender your stock certificate(s) to the Company’s transfer agent prior to 5:00 p.m. Eastern Time on July 31, 2025 (two business days before the Effective Date).

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of certain United States federal income tax considerations for holders of our common stock with respect to the exercise of redemption rights in connection with the approval of the ratification described herein. This summary is based upon the Internal Revenue Code of 1986, as amended, which we refer to as the “Code”, the regulations promulgated by the U.S. Treasury Department, current administrative interpretations and practices of the Internal Revenue Service, which we refer to as the “IRS”, and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain a position contrary to any of the tax considerations described below. This summary does not discuss all aspects of United States federal income taxation that may be important to particular investors in light of their individual circumstances, such as investors subject to special tax rules (e.g., financial institutions, insurance companies, mutual funds, pension plans, S corporations, broker-dealers, traders in securities that elect mark-to-market treatment, regulated investment companies, real estate investment trusts, trusts and estates, partnerships and their partners, and tax-exempt organizations (including private foundations)) and investors that hold common stock as part of a “straddle,” “hedge,” “conversion,” “synthetic security,” “constructive ownership transaction,” “constructive sale,” or other integrated transaction for United States federal income tax purposes, investors subject to the alternative minimum tax provisions of the Code, U.S. Holders (as defined below) that have a functional currency other than the United States dollar, U.S. expatriates, investors that actually or constructively own five percent or more of the common stock of the Company, and Non-U.S. Holders (as defined below, and except as otherwise discussed below), all of whom may be subject to tax rules that differ materially from those summarized below. In addition, this summary does not discuss any state, local, or non-United States tax considerations, any non-income tax (such as gift or estate tax) considerations, alternative minimum tax or the Medicare tax. In addition, this summary is limited to investors that hold our common stock as “capital assets” (generally, property held for investment) under the Code.

If a partnership (including an entity or arrangement treated as a partnership for United States federal income tax purposes) holds our common stock, the tax treatment of a partner in such partnership will generally depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. If you are a partner of a partnership holding our common stock, you are urged to consult your tax advisor regarding the tax consequences of a redemption.

WE URGE HOLDERS OF OUR COMMON STOCK CONTEMPLATING EXERCISE OF THEIR REDEMPTION RIGHTS TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE UNITED STATES FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES THEREOF.

U.S. Federal Income Tax Considerations to U.S. Holders

This section is addressed to U.S. Holders of our common stock that elect to have their common stock redeemed for cash. For purposes of this discussion, a “U.S. Holder” is a beneficial owner that so redeems its common stock of the Company and is:

●	an individual who is a United States citizen or resident of the United States;

●	a corporation (including an entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source; or

●	a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons (within the meaning of the Code) who have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable Treasury regulations to be treated as a United States person.

Redemption of Common Stock

In the event that a U.S. Holder’s common stock of the Company is redeemed, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale of the common stock under Section 302 of the Code. Whether the redemption qualifies for sale treatment will depend largely on the total number of shares of our stock treated as held by the U.S. Holder (including any stock constructively owned by the U.S. Holder as a result of owning warrants) relative to all of our shares both before and after the redemption. The redemption of common stock generally will be treated as a sale of the common stock (rather than as a distribution) if the redemption (i) is “substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete termination” of the U.S. Holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder takes into account not only stock actually owned by the U.S. Holder, but also shares of our stock that are constructively owned by it. A U.S. Holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any stock the U.S. Holder has a right to acquire by exercise of an option, which would generally include common stock which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the U.S. Holder immediately following the redemption of common stock must, among other requirements, be less than 80% of our outstanding voting stock actually and constructively owned by the U.S. Holder immediately before the redemption. There will be a complete termination of a U.S. Holder’s interest if either (i) all of the shares of our stock actually and constructively owned by the U.S. Holder are redeemed or (ii) all of the shares of our stock actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. Holder does not constructively own any other stock. The redemption of the common stock will not be essentially equivalent to a dividend if a U.S. Holder’s conversion results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.”

If none of the foregoing tests are satisfied, then the redemption will be treated as a distribution and the tax effects will be as described below under “U.S. Federal Income Tax Considerations to U.S. Holders — Taxation of Distributions.”

U.S. Holders of our common stock considering exercising their redemption rights should consult their own tax advisors as to whether the redemption of their common stock of the Company will be treated as a sale or as a distribution under the Code.

Gain or Loss on a Redemption of Common Stock Treated as a Sale

If the redemption qualifies as a sale of common stock, a U.S. Holder must treat any gain or loss recognized as capital gain or loss. Any such capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period for the common stock so disposed of exceeds one year. Generally, a U.S. Holder will recognize gain or loss in an amount equal to the difference between (i) the amount of cash received in such redemption and (ii) the U.S. Holder’s adjusted tax basis in its common stock so redeemed. A U.S. Holder’s adjusted tax basis in its common stock generally will equal the U.S. Holder’s acquisition cost (that is, the portion of the purchase price of a unit allocated to a share of common stock or the purchase price of a share of common stock purchased in the open market) less any prior distributions treated as a return of capital. Long-term capital gain realized by a non-corporate U.S. Holder generally will be taxable at a reduced rate. The deduction of capital losses is subject to limitations.

Taxation of Distributions

If the redemption does not qualify as a sale of common stock, the U.S. Holder will be treated as receiving a distribution. In general, any distributions to U.S. Holders generally will constitute dividends for United States federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “U.S. Federal Income Tax Considerations to U.S. Holders — Gain or Loss on a Redemption of Common Stock Treated as a Sale”. Dividends we pay to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions, and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder generally will constitute “qualified dividends” that will be taxable at a reduced rate.

U.S. Federal Income Tax Considerations to Non-U.S. Holders

This section is addressed to Non-U.S. Holders of our common stock that elect to have their common stock redeemed for cash. For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner (other than a partnership) that so redeems its common stock of the Company and is not a U.S. Holder.

Redemption of Common Stock

The characterization for United States federal income tax purposes of the redemption of a Non-U.S. Holder’s common stock generally will correspond to the United States federal income tax characterization of such a redemption of a U.S. Holder’s common stock, as described under “U.S. Federal Income Tax Considerations to U.S. Holders.”

Non-U.S. Holders of our common stock considering exercising their redemption rights should consult their own tax advisors as to whether the redemption of their common stock of the Company will be treated as a sale or as a distribution under the Code.

Gain or Loss on a Redemption of Common Stock Treated as a Sale

If the redemption qualifies as a sale of common stock, a Non-U.S. Holder generally will not be subject to United States federal income or withholding tax in respect of gain recognized on a sale of its common stock of the Company, unless:

●	the gain is effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. Holder), in which case the Non-U.S. Holder will generally be subject to the same treatment as a U.S. Holder with respect to the redemption, and a corporate Non-U.S. Holder may be subject to the branch profits tax at a 30% rate (or lower rate as may be specified by an applicable income tax treaty);

●	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year in which the redemption takes place and certain other conditions are met, in which case the Non-U.S. Holder will be subject to a 30% tax on the individual’s net capital gain for the year; or

●	we are or have been a “U.S. real property holding corporation” for United States federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. Holder held our common stock, and, in the case where shares of our common stock are regularly traded on an established securities market, the Non-U.S. Holder has owned, directly or constructively, more than 5% of our common stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. Holder’s holding period for the shares of our common stock. We do not believe we are or have been a U.S. real property holding corporation.

Taxation of Distributions

If the redemption does not qualify as a sale of common stock, the Non-U.S. Holder will be treated as receiving a distribution. In general, any distributions we make to a Non-U.S. Holder of shares of our common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under United States federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. Holder’s adjusted tax basis in its shares of our common stock and, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the common stock, which will be treated as described under “U.S. Federal Income Tax Considerations to Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock.” Dividends we pay to a Non-U.S. Holder that are effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States generally will not be subject to United States withholding tax, provided such Non-U.S. Holder complies with certain certification and disclosure requirements. Instead, such dividends generally will be subject to United States federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Holders (subject to an exemption or reduction in such tax as may be provided by an applicable income tax treaty). If the Non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

As previously noted above, the foregoing discussion of certain material U.S. federal income tax consequences is included for general information purposes only and is not intended to be, and should not be construed as, legal or tax advice to any stockholder. We once again urge you to consult with your own tax adviser to determine the particular tax consequences to you (including the application and effect of any U.S. federal, state, local or foreign income or other tax laws) of the receipt of cash in exchange for shares redeemed in connection with the ratification described herein.

CORPORATE ACTION NO. 2

RATIFICATION OF CERTAIN CORPORATE ACTS

Pursuant to the Company’s Charter, the permitted scope of the Company’s corporate actions after June 22, 2025 may have have been limited to commencing wind-down procedures, absent an amendment to our Charter or the prior consummation of an initial business combination (the “Charter Limitation”). As a result, the Company cannot establish that its actions in connection with the Extension and its previously announced merger agreement with Profusa (the “Consummation Activities”), contemplated by that certain Merger Agreement and Plan of Reorganization, dated November 7, 2022 (as amended, the “Merger Agreement”), by and among the Company, NV Profusa Merger Sub Inc., a Delaware corporation and a direct, wholly-owned, subsidiary of the Company, and Profusa occurred in compliance with the terms of the DGCL. The Board believes that it is the best interests of the Company and its shareholders to cure any deficiencies that may have arisen from the Charter Limitation in accordance with the framework provided by Section 204 of the DGCL, which allows the Company to affirm and ratify a “defective corporate act,” as that term is defined in Section 204(h)(1) of the DGCL.

According to Section 204(h)(1) of the DGCL, a “[d]efective corporate act” means an overissue, an election or appointment of directors that is void or voidable due to a failure of authorization, or any act or transaction purportedly taken by or on behalf of the corporation that is, and at the time such act or transaction was purportedly taken would have been, within the power of a corporation…, but is void or voidable due to a failure of authorization.” A “Failure of authorization” is defined in Section 204(h)(2) to mean: “(i) the failure to authorize or effect an act or transaction in compliance with (A) the provisions of this title, (B) the certificate of incorporation or bylaws of the corporation, or (C) any plan or agreement to which the corporation is a party or the disclosure set forth in any proxy or consent solicitation statement, if and to the extent such failure would render such act or transaction void or voidable; or (ii) the failure of the board of directors or any officer of the corporation to authorize or approve any act or transaction taken by or on behalf of the corporation that would have required for its due authorization the approval of the board of directors or such officer.”

Defective corporate acts may be ratified upon the approval of the Board and the majority of the Company’s stockholders, except that if the certificate of incorporation or bylaws of the corporation then in effect or in effect at the time of the defective corporate act requires or required a larger number or portion of stock. Our Charter may be interpreted to require that a supermajority of more than 65% of the holders entitled to vote approve the ratification of the Consummation Activities. Section 204(d) further provides that notice of the stockholder action must be given at least 20 days before the date of the meeting, or the date of the written stockholder consent if in lieu of a meeting, at the address of such holder as it appears or most recently appeared, as appropriate, on the records of the corporation.

Section 204 provides that any claim that the defective corporate act ratified hereunder is void or voidable due to the failure of authorization, or that the Court of Chancery should declare in its discretion that a ratification in accordance with section 204 not be effective or be effective only on certain conditions, must be brought within 120 days from the applicable validation effective time, which is the Effective Date.

Resolutions Adopted and Effective Date

On June 27, 2025, our Board and the Supermajority Stockholders adopted and approved the following resolutions:

NOW, THEREFORE, BE IT RESOLVED, that the Corporation’s consummation of the Extension Amendment is hereby ratified by the Board in accordance with DGCL Section 204.

RESOLVED, FURTHER, that the Board hereby identifies the Extension Amendment as a failure of authorization.

RESOLVED, FURTHER, that the Board identifies the date of such defective corporate action(s) as June 27, 2025.

RESOLVED, FURTHER, that the Board hereby declares the execution and filing of the amendment to the amended and restated Charter in connection with the Extension Amendment shall be, and hereby is, authorized, adopted, ratified and approved for any and all purposes, including DGCL Section204 upon approval by the Corporation’s stockholders.

RESOLVED FURTHER, that the Company’s Consummation Activities are hereby ratified by the Board in accordance with DGCL Section 204.

RESOLVED, FURTHER, that the Board hereby identifies the failure to cease all operations except for the purpose of winding up as a potential failure of authorization.

RESOLVED, FURTHER, that the Board hereby identifies the date(s) of such identified defective corporate action(s) as beginning on June 23, 2025 and continuing through the closing of the earlier of the effectiveness of the Business Combination or the Extension Amendment, which is expected to occur between June 25, 2025 and July 22, 2025.

RESOLVED, FURTHER, that the officers of the Corporation be, and each hereby is, authorized, empowered and directed, for and on behalf of the Corporation, to deliver a notice of the ratification to the stockholders of the Corporation.

RESOLVED, FURTHER, that the Corporation’s officers be, and each hereby is, authorized, empowered and directed, for and on behalf of the Corporation, to take any and all actions, to negotiate for and enter into agreements and amendments to agreements, to perform all such acts and things, to execute, file, deliver or record in the name and on behalf of the Corporation, all such certificates (including, but not limited to, a certificate of validation), instruments, agreements or other documents, and to make all such payments as they, in their judgment, or in the judgment of any one or more of them, may deem necessary, advisable or appropriate to carry out the purpose and intent of, or consummate the transactions contemplated by the foregoing resolutions and/or all of the transactions contemplated therein or thereby, the authorization therefor to be conclusively evidenced by the taking of such action or the execution and delivery of such certificates, instruments, agreements or other documents.

RESOLVED FURTHER, that the Board hereby ratifies and affirms the Corporate Acts described in the foregoing resolutions as valid acts of the Corporation with full force and effect as of the date on which each such Corporate Act in fact occurred.

RESOLVED FURTHER, that the officers of the Corporation be and they hereby are authorized and directed to deliver a notice of the ratification (the “Ratification Notice”) of the Corporate Acts to the holders of the Corporation’s capital stock, in accordance with Section 204 of the DGCL.

RESOLVED FURTHER, notwithstanding the approval of the ratification of the Corporate Acts by stockholders, the Board may abandon the ratification of any or all of the Corporate Acts without further action of the stockholders.

RESOLVED FURTHER, that nothing herein shall be deemed an admission that the Corporate Acts ratified pursuant to Section 204 of the DGCL herein are defective, void or voidable in any manner.

The date of June 27, 2025, or the Record Date, was the date for determining the stockholders entitled to receive notice of and to vote on the Corporate Actions. The ratification of the Corporate Actions will be effective on the Effective Date. No further action on the part of stockholders is required to authorize or effect this Corporate Actions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock, as of June 27, 2025, for: (i) each of our named executive officers; (ii) each of our directors; (iii) all of our current executive officers and directors as a group; and (iv) each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table will have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders.

	Common Stock
Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Approximate Percentage of Outstanding Common Stock(3)
Jack Stover(4)	4,743,750	88.7%
Fred Knechtel(4)	4,743,750	88.7%
Peter O’Rourke(5)	—	—
Ed Johnson(5)	—	—
Lauren Chung(5)	—	—
All directors and executive officers as a group (5 individuals)	4,743,750	88.7%
NorthView Sponsor I, LLC(4)	4,743,750	88.7%
I-Bankers Securities	330,000	6.2%

(1)	Unless otherwise noted, the business address of each of the following entities or individuals 207 West 25th St, 9th Floor, New York, NY 10001.
(2)	Interests shown consist solely of founder shares.
(3)	Based on 5,348,311 shares of common stock outstanding.
(4)	Shares are held by NorthView Sponsor I, LLC, a limited liability company, of which Messrs. Stover and Knechtel are the managers. Members of this limited liability company include certain officers and directors of the Company. Messrs. Stover and Knechtel disclaim beneficial ownership of the reported shares other than to the extent of their ultimate pecuniary interest therein.
(5)	Does not include any securities held by NorthView Sponsor I, LLC, a limited liability company, of which each person is a direct or indirect member. Each such person disclaims beneficial ownership of the reported securities, except to the extent of his pecuniary interest therein.

FORWARD-LOOKING STATEMENTS

This Information Statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission (the “SEC”) in its rules, regulations and releases) representing our expectations or beliefs regarding our company. These forward- looking statements include, but are not limited to, statements regarding our business, anticipated financial or operational results and objectives. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other filings of ours with the SEC.

GENERAL INFORMATION

NorthView will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. NorthView will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of NorthView’s common stock.

NorthView will deliver only one Information Statement to multiple security holders sharing an address unless NorthView has received contrary instructions from one or more of the security holders. Upon written or oral request, NorthView will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the following address: c/o NorthView Acquisition Corp, 207 West 25th St., 9th Floor, New York, NY 10001, Attn: Secretary.

ADDITIONAL AND AVAILABLE INFORMATION

NorthView is subject to the informational filing requirements of the Exchange Act and, in accordance therewith, is required to file periodic reports, proxy statements and other information with the SEC relating to its business, financial condition and other matters. Such reports, proxy statements and other information can be inspected and copied at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330. Our filings are also available to the public on the SEC’s website (www.sec.gov).

Dated: July [ ], 2025	By order of the Board of Directors

/s/ [ ]
By: Fred Knechtel
Its: Chief Financial Officer

Annex A

AMENDMENT
TO THE
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
NORTHVIEW ACQUISITION CORPORATION

Pursuant to Section 242 of the
Delaware General Corporation Law

NORTHVIEW ACQUISITION CORPORATION (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

1.	The name of the Corporation is NorthView Acquisition Corporation. The Corporation’s Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on April 19, 2021 (the “Original Certificate”). An Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on December 17, 2021 (as amended, the “Amended and Restated Certificate of Incorporation”).

2.	This Amendment to the Amended and Restated Certificate of Incorporation amends the Amended and Restated Certificate of Incorporation of the Corporation.

3.	This Amendment to the Amended and Restated Certificate of Incorporation was duly adopted by the affirmative vote of the holders of 65% of the stock entitled to vote at a meeting of stockholders in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”).

4.	The text of Section 9.1(b) of Article IX is hereby amended and restated to read in full as follows:

(b)	Immediately after the Offering, a certain amount of the net offering proceeds received by the Corporation in the Offering (including the proceeds of any exercise of the underwriters’ over-allotment option) and certain other amounts specified in the Corporation’s registration statement on Form S-1, initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 17, 2021, as amended (the “Registration Statement”), shall be deposited in a trust account (the “Trust Account”), established for the benefit of the Public Stockholders (as defined below) pursuant to a trust agreement described in the Registration Statement (the “Trust Agreement”). None of the funds held in the Trust Account (including the interest earned on the funds held in the Trust Account) will be released from the Trust Account until the earliest to occur of (i) the completion of the initial Business Combination, (ii) the redemption of 100% of the Offering Shares (as defined below) if the Corporation is unable to complete its initial Business Combination by August 22, 2025 (or, if the Office of the Delaware Division of Corporations shall not be open for business (including filing of corporate documents) on such date the next date upon which the Office of the Delaware Division of Corporations shall be open)(the “Deadline Date”) and (iii) the redemption of shares in connection with a vote seeking to amend such provisions of this Amended and Restated Certificate as described in Section 9.7. Holders of shares of Common Stock included as part of the units sold in the Offering (the “Offering Shares”) (whether such Offering Shares were purchased in the Offering or in the secondary market following the Offering and whether or not such holders are NorthView Sponsor I, LLC (the “Sponsor”), or officers or directors of the Corporation, or affiliates of any of the foregoing) are referred to herein as “Public Stockholders.”

5.	The text of Section 9.2(d) of Article IX is hereby amended and restated to read in full as follows:

(d)	In the event that the Corporation has not consummated an initial Business Combination by August 22, 2025 in the sole discretion of the Corporation pursuant to Section 9.1(b)) the Corporation shall (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem 100% of the Offering Shares in consideration of a per-share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the Trust Account, including interest not previously released to the Corporation to pay its taxes, by (B) the total number of then outstanding Offering Shares, which redemption will completely extinguish rights of the Public Stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Board in accordance with applicable law, dissolve and liquidate, subject in each case to the Corporation’s obligations under the DGCL to provide for claims of creditors and other requirements of applicable law.

6.	The text of Section 9.7 of Article IX is hereby amended and restated to read in full as follows:

Additional Redemption Rights.    If, in accordance with Section 9.1(a), any amendment is made to this Amended and Restated Certificate (a) to modify the substance or timing of the Corporation’s obligation to redeem 100% of the Offering Shares if the Corporation has not consummated an initial business combination by August 22, 2025 or (b) with respect to any other material provisions of this Amended and Restated Certificate relating to stockholders’ rights or pre-initial business combination activity, the Public Stockholders shall be provided with the opportunity to redeem their Offering Shares upon the approval of any such amendment, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest not previously released to the Corporation to pay its taxes, divided by the number of then outstanding Offering Shares; provided, however, that any such amendment will be voided, and this Article IX will remain unchanged, if any stockholders who wish to redeem are unable to redeem due to the Redemption Limitation.

IN WITNESS WHEREOF, NorthView Acquisition Corporation has caused this Amendment to the Amended and Restated Certificate to be duly executed in its name and on its behalf by an authorized officer as of this 1st day of July, 2025.

NORTHVIEW ACQUISITION CORPORATION

By:	/s/ Fred Knechtel
Name:	Fred Knechtel
Title:	Chief Financial Officer